Exhibit 10.3

FOURTH AMENDMENT

OF THE

NORTHERN TRUST CORPORATION

SUPPLEMENTAL EMPLOYEE STOCK OWNERSHIP PLAN

WHEREAS, the Northern Trust Corporation (the “Corporation”) sponsors the Northern Trust Corporation Supplemental Employee Stock Ownership Plan, as amended and restated effective as of July 20, 1999, (the “Plan”); and

WHEREAS, pursuant to Section 7.1 of the Plan, the Corporation has the right to amend the Plan when the Corporation deems such amendment to be advisable; and

WHEREAS, the Corporation deems it advisable to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	To add the following at the end of Section 1.5 of the Plan: “and/or the Qualified Thrift-Incentive Plan.”

2.	To delete Section 1.10 of the Plan in its entirety and to substitute the following therefor:

“1.10 ‘Participant’ means any employee of the Company who was a participant in the Qualified Plan prior to January 1, 2005, as described in Section 2.1 of the Plan, and with respect to whom contributions were made under the Plan for any Plan Year that ended on or before December 31, 2004; provided, however, that no additional employees of the Company shall become Participants in the Plan after December 31, 2004.”

3.	To add the following after the term “the Qualified Plan” in Section 1.12 of the Plan: “or the Qualified Thrift-Incentive Plan.”

4.	To delete Section 1.13 of the Plan in its entirety and to substitute the following therefor:

“1.13 ‘Qualified Plan’ means the Northern Trust Employee Stock Ownership Plan, as amended and restated effective January 1, 2002, and as further amended from time to time, and each predecessor, successor or replacement employee stock ownership plan, as such Qualified Plan existed immediately prior to its merger into the Qualified Thrift-Incentive Plan, effective January 1, 2005.”

5.	To add the following at the end of Section 1.14 of the Plan: “, including, if applicable, any Qualified Plan Company Stock Account maintained for a Participant in the Qualified Thrift-Incentive Plan as a result of the merger of the Qualified Plan into the Qualified Thrift-Incentive Plan effective January 1, 2005.”

6.	To delete the date “January 1, 2002” in Section 1.15 of the Plan and to substitute the date “January 1, 2005” therefor.

7.	To insert the word “Qualified” before the word “Plan” at the end of Section 1.16.

8.	To delete the period at the end of Section 1.18 of the Plan, to substitute a semicolon therefor, and to add the following after the semicolon:

“provided, however, that no Supplemental ESOP Allocation shall be made to the Supplemental ESOP Account of any Participant for any Plan Year that begins on or after January 1, 2005.”

9.	To delete the period at the end of Section 2.1 of the Plan, to substitute a semicolon therefor, and to add the following after the semicolon:

“provided, however, that no additional employees of the Company shall become participants in the Plan after December 31, 2004.”

10.	To add the following as the last sentence of Section 3.1 of the Plan:

“Anything in the Plan to the contrary notwithstanding, no Supplemental ESOP Allocation shall be made to the Supplemental ESOP Account of any Participant for any Plan Year that begins on or after January 1, 2005.”

11.	To delete the phrase “for the Plan Year in which he terminated employment” in the second sentence of Section 5.1(a) of the Plan and to substitute the following therefor: “for any Plan Year ending on or before December 31, 2004, in which he terminated employment.”

12.	To delete the last sentence of Section 5.1(c) of the Plan and to substitute the following therefor:

“The Beneficiary designated by the Participant under this Plan must be the same beneficiary designated by the Participant under the Northern Trust Corporation Supplemental Thrift-Incentive Plan. If a Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, the vested adjusted balance of such Participant’s Supplemental ESOP Account shall be distributed in one lump sum, in cash, to those persons entitled to receive distributions of the Participant’s accounts under the Qualified Thrift-Incentive Plan.”

13.	To insert the following after the phrase “in the Qualified Plan” in the first sentence of Section 6.2 of the Plan: “(or, after December 31, 2004, in the Qualified Thrift-Incentive Plan)”.

14.	To delete the first sentence of Section 8.2 of the Plan in its entirety and to substitute the following therefor:

“Except as otherwise expressly provided herein for any Plan Year that begins prior to January 1, 2005, all terms and conditions of the Qualified Plan applicable to allocations of Company Stock under the Qualified Plan shall also be applicable to a Supplemental ESOP Allocation made hereunder.”

15.	To delete Section 8.9 of the Plan in its entirety and to substitute the following therefor:

“8.9 Unclaimed Benefit. Each Participant shall keep the Committee informed of his current address and the current address of his designated Beneficiary. None of the Corporation, the Company or the Committee shall be obligated to search for the whereabouts of any person. If the Committee is unable to locate the Participant or any Beneficiary of the Participant, then none of the Corporation, the Company or the Plan shall have any further obligation to pay any benefit hereunder to such Participant or Beneficiary and such benefit shall be forfeited; provided, however, that if the Participant or Beneficiary makes a valid claim for any benefit that has been forfeited, the forfeited benefit shall be reinstated.”

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed on its behalf this 22nd of December, 2004 effective January 1, 2005.

NORTHERN TRUST CORPORATION

By:	/S/ TIMOTHY P. MOEN
Name:	Timothy P. Moen
Title:	Executive Vice President